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EXHIBIT 10.21

INFOCUS CORPORATION
2001 EXECUTIVE BONUS PLAN
EXECUTIVE VP/PRESIDENT EMEA & ASIA PACIFIC

POLICY:	It is InFocus Corporation's policy to provide the Executive VP/President EMEA & Asia Pacific the opportunity for increased compensation based upon InFocus Corporation's overall achievement of Corporate profit goals.
GUIDELINES:	1.	Adoption of Plan
This Executive VP/President EMEA & Asia Pacific Bonus Plan (the "Plan") was adopted by the Board of Directors of InFocus Corporation (the "Company") effective January 24, 2001.
	2.	Purpose of Plan and Effective Date

The purpose of the Plan is to establish the terms and conditions under which the Company will pay Executive VP/President EMEA & Asia Pacific bonuses for the calendar year beginning January 1, 2001, and ending December 31, 2001.
Unless the Board of Directors specifically provides otherwise, all Executive VP/President EMEA & Asia Pacific bonuses will be awarded solely in accordance with this Plan.
	3.	Eligibility
Eligibility is limited to the Executive VP/President of EMEA & Asia Pacific.
The Executive VP/President of EMEA & Asia Pacific must be in active pay status for an entire quarter to be paid profit sharing for that quarter.

In the event that an Executive VP/President EMEA & Asia Pacific is in the position for less than one year, a pro-rated bonus will be calculated based on number of months employed. No annual bonus will be paid if an Executive VP/President EMEA & Asia Pacific enters the position after October 1, 2001. Executive VP/ President EMEA & Asia Pacific must be actively employed on the last day of the year to be eligible for any annual bonus amount.
	4.	Plan Components
(a) Profit Sharing

The first component of the bonus plan shall be the payment of profit sharing, paid quarterly. The percentage to be paid (multiplied by the Executive VP/President EMEA & Asia Pacific's quarterly salary) shall be at the same rate as calculated for other employees in accordance with the currently approved InFocus Corporation Profit Sharing Program. The payment to be made to the Executive VP/President EMEA & Asia Pacific's shall not reduce the amount to be paid to other employees, i.e., shall not come from the profit-sharing pool calculated for other employees.

(b) Annual Bonus

The second component of the bonus plan shall be an annual bonus paid at year end based on: (1) the Company's 2001 financial performance (Profit Before Tax), and (2) the performance of the Executive VP/President EMEA & Asia Pacific against his/her individual goals/objectives. This payout shall be calculated as follows:
•	The targeted bonus shall be 55 percent of base salary and shall be calculated using the following formula:
Bonus = (70%C + 30%I ) (55%)
where:
>
C = Corporate PBT performance (vs. Operating Plan) calculated by dividing actual 2001 Profit Before Tax (PBT) plus income/loss from joint venture activity by Operating Plan PBT plus planned income/loss from joint venture activity.
>
I = Individual Performance Objectives/MBOs (versus 2001 Corporate goals) determined by the CEO, by comparing the individual Executive VP/President EMEA & Asia Pacific's performance against his/her Individual Performance Objective/MBOs.
NOTE: MBO's must be quantifiable and measurable. In addition, they must be submitted and approved by HR no later than March 30, 2001.
Other limitations/constraints regarding calculation of the bonus are as follows:
CORPORATE PORTION:
			>	Minimum threshold of 75% of PBT or no payout of this portion
			>	No cap on Corporate portion
			>	An accelerator shall apply to above plan performance starting at 100% of plan. For every percent above 100%, 2.5% shall be multiplied by the Target Bonus Percentage.
INDIVIDUAL (MBO) PORTION:
Below Plan Thresholds:
			>	Minimum threshold of 75% of MBOs or no payout of either portion
			>	Minimum threshold of 50% Corporate PBT or no payout of the MBO portion
			>	MBO portion reduced when Corporate PBT is between 50% and 75%
Above Plan Performance:
			>	Cap of 130% on MBO portion
			>	No accelerator on MBO portion

5.	Payment of Executive VP/President EMEA & Asia Pacific Bonus
Payment of the Executive VP/President EMEA & Asia Pacific Bonus Plan will be based on audited year-end results, and will be distributed within 30 days after the audit has been completed.
6.	Discretion of the Board of Directors

Nothing in this Plan shall prohibit the Board of Directors from awarding a bonus to the Executive VP/President EMEA & Asia Pacific in addition to the Executive Vice President Bonus awarded pursuant to this Plan.
The Board of Directors reserves the right to modify, change or rescind this policy at any time at its sole discretion as is required to meet the Company's objectives.

2001 Executive Bonus Plan
Executive VP/President EMEA & Asia Pacific

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INFOCUS CORPORATION 2001 EXECUTIVE BONUS PLAN EXECUTIVE VP/PRESIDENT EMEA & ASIA PACIFIC